                                                                      EXHIBIT 22
                             THE ACTAVA GROUP INC.

                                 CORPORATE DATA

                                 March 28, 1994


                                                                                              Federal
                                      State of                             Date of            Identification
                                      Incorporation                        Incorporation      Number
                                      -------------                        -------------      -------------
                                      Delaware                             3-15-68            58-0971455


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                                                                                SUBSIDIARIES

                                                                                              Percent of Voting        Federal
                                                   State of                Date of            Power Owned by           I.D.
Name                                               Incorporation           Incorporation      Immediate Parent         Number
- -----------------------------------                -------------           -------------      ----------------         -------
ACTAVA FINANCIAL CORPORATION                       Delaware                3-7-66             100%                     58-1049305

ACTAVA INSURANCE COMPANY LIMITED                   Bermuda                 12-12-75           100%                     98-0092218

ACTAVA RISK RETENTION GROUP CAPTIVE
 INSURANCE COMPANY OF GEORGIA, INC.                Georgia                 6-8-89             100%                     58-1840772

ACTAVA SHL, INC.                                   Georgia                 8-26-83            100%                     58-1532302

* Aliso Management Co., Inc.                       California              2-16-82            100%                     58-1466150

AMERICAN SEATING CREDIT CORPORATION                MICHIGAN                6-30-80            100%                     38-2322388

DIVERSIFIED PRODUCTS CORPORATION                   Alabama                 4-12-93            100%                     58-2054222

 Diversified Trucking Corp.                        Alabama                 7-30-65            100%                     63-0503336

HUTCH SPORTS USA INC.                              Delaware                5-28-71            100%                     31-0828464

JCJ, INC.                                          Delaware                6-8-89             100%                     51-0317847

NELSON/WEATHER-RITE, INC.                          Delaware                1-28-72            100%                     22-1945146

  Actava World Trade Corporation                   Delaware                10-23-75           100%                     58-1245785

QUALEX INC.                                        Delaware                7-28-87             51%                     16-1306019

  Lerner Processing Labs, Inc.                     California              4-12-89             51%                     33-0343478

  Linn Photo Company                               Iowa                    10-29-71           100%                     42-0985077

  Qualex Financial Corporation                     Delaware                4-4-90             100%                     51-0326864

SNAPPER, INC.                                      Georgia                 4-7-82             100%                     58-1473288

  Snapper Deutschland, GmbH                        Federal Republic
                                                   of Germany              3-31-89            100%                     N/A

  Snapper Europe SA/NV                             Belgium                 2-22-89            100%                     N/A

  Snapper France SARL                              France                  8-8-90             100%                     N/A

  Snapper Lawn Equipment (U.K.)                    United Kingdom          3-26-90            100%                     N/A

WILLOW HOSIERY COMPANY, INC.                       New York                7-2-46             100%                     13-5524459

- ------------------------------
* Inactive



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
- ------------------------------------------------------------------------------------------------------------------------

                                                                  DIVISIONS

Snapper                           N/A                       N/A                       N/A                 N/A

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                                                            NAME HOLDING CORPORATIONS

None

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                                                            LIMITED PARTNERSHIPS

Sienna Plantation, Ltd.           Georgia                   10-15-80                  --                  58-1424695
Aliso Meadows, Ltd.               California                6-27-80                   --                  95-3531323

- -----------------------------------------------------------------------------------------------------------------------

Note that:


1.  WCS Distributing, Inc. - sold May 31, 1993.

2.  Name changes were made as follows:
    ----------------------------------
    Fuqua Industries, Inc.                         The Actava Group Inc.                      July 19, 1993

    Fuqua Financial Corporation                    Actava Financial Corporation               June 23, 1993

    Fuqua Foreign Sales Corporation                Actava Foreign Sales Corporation           August 4, 1993

    Fuqua Insurance Company Limited                Actava Insurance Company Limited           August 6, 1993

    Fuqua Risk Retention Group Captive             Actava Risk Retention Group Captive        June 23, 1993

     Insurance Company of Georgia, Inc.            Insurance Company of Georgia, Inc.
    Fuqua SHL, Inc.                                Actava SHL, Inc.                           June 24, 1993

    Fuqua World Trade Corporation                  Actava World Trade Corporation             August 16, 1993

3.  Diversified Trucking Corp. was added as a subsidiary of Diversified Products Corporation.

CHANGES SINCE LAST REPORT:

The following companies were dissolved:

    Actava Foreign Sales Corporation               Dissolved December 10, 1993
    Lone Star Snapper, Inc.                        Dissolved February 10, 1994
    MMR Distributing, Inc.                         Dissolved December 16, 1993
    Northeast Snapper Distributing, Inc.           Requested to be dissolved 12/31/93
       (not completed)
    Shape-U.K. Acquisition Corp.                   Dissolved December 16, 1993
       (a subsidiary of Diversified Products Corporation)
